Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: June 22, 2020

Spectrum Equity Investors V, L.P.

By:	Spectrum Equity Associates V, L.P.
its general partner

	By:	SEA V Management, LLC
its general partner

	By:	/s/ Carolina Picazo
Carolina Picazo
Authorized Signatory

Spectrum Equity Associates V, L.P.

By:	SEA V Management, LLC
its general partner

	By:	/s/ Carolina Picazo
Carolina Picazo
Authorized Signatory

SEA V Management, LLC

	By:	/s/ Carolina Picazo
Carolina Picazo
Authorized Signatory

Spectrum V Investment Managers’ Fund, L.P.

By:	SEA V Management, LLC
its general partner

	By:	/s/ Carolina Picazo
Carolina Picazo
Authorized Signatory

*
Brion B. Applegate

*
Christopher T. Mitchell

*
Victor E. Parker, Jr.

*By:	/s/ Carolina Picazo
Carolina Picazo
As attorney-in-fact

This Joint Filing Agreement was executed by Carolina Picazo on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2 to the Schedule 13D.